UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2020 (March 30, 2020)

BROADCOM INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38449	35-2617337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1320 Ridder Park Drive, San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

(408) 433-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each Exchange on Which Registered
Common Stock, $0.001 par value	AVGO	The Nasdaq Global Select Market
Mandatory Convertible Preferred Stock, Series A, $0.001 par value	AVGOP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 30, 2020, Broadcom Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders. Holders of the Company’s shares of common stock voted on the following matters:

(1)	To elect 9 members to the Company’s board of directors;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 1, 2020;

(3)	Non-binding, advisory vote to approve the compensation of the Company’s named executive officers.

For each of these proposals a quorum was present. The votes cast in connection with such matters were as follows:

(1)	Election of Directors:

	Name	For	Against	Abstain	Broker Non-Votes
(a)	Hock E. Tan	334,366,504	1,814,907	1,423,928	30,000,827
(b)	Henry Samueli	333,491,316	2,678,787	1,435,236	30,000,827
(c)	Eddy W. Hartenstein	324,185,791	11,899,265	1,520,283	30,000,827
(d)	Diane M. Bryant	335,309,758	836,185	1,459,396	30,000,827
(e)	Gayla J. Delly	335,999,089	141,461	1,464,789	30,000,827
(f)	Raul J. Fernandez	335,805,517	178,876	1,620,946	30,000,827
(g)	Check Kian Low	334,306,130	1,829,166	1,470,043	30,000,827
(h)	Justine F. Page	335,970,396	122,188	1,512,755	30,000,827
(i)	Harry L. You	335,209,674	915,272	1,480,393	30,000,827

(2)	Ratify appointment of PricewaterhouseCoopers LLP:

For	Against	Abstain	Broker Non-Votes
362,450,273	3,521,756	1,634,137	0

(3)	Non-binding Advisory Vote to Approve Compensation of Named Executive Officers:

For	Against	Abstain	Broker Non-Votes
268,960,881	66,898,206	1,746,252	30,000,827

Each of the director nominees was elected and each of proposals 2 and 3 was approved by the Company’s stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 31, 2020

Broadcom Inc.

By:	/s/ Thomas H. Krause, Jr.
Name:	Thomas H. Krause, Jr.
Title:	Chief Financial Officer